SCHEDULE 14C INFORMATION
Information Statement Pursuant to
Section 14(c) of the Securities Exchange Act of 1934
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☐	Definitive Information Statement
MOLIRIS CORP.

(Name of Registrant as Specified in Its Charter)
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MOLIRIS CORP.
4710 Kingsway
Suite 1424
Burnaby, British Columbia, CANADA V5H 4M2
(604) 628-8900
INFORMATION STATEMENT
Pursuant to Regulation 14C
Promulgated Under
the Securities Exchange Act of 1934, as amended
     This Information Statement is being mailed or otherwise furnished to shareholders of MOLIRIS CORP., a Florida corporation (the “Company”), on or about June ___, 2006, in connection with a certain shareholder action taken by written consent of the holders of a majority of our outstanding shares of Common Stock, $0.001 par value per share (the “Common Stock”), to approve an amendment to our Articles of Incorporation, as amended (the “Amendment”). The purpose of the Amendment is to change the Company’s name to better reflect its current business activities.
     Our Board of Directors approved the Amendment on May 1, 2006, and recommended that the Amendment be approved by our shareholders. The Amendment requires the approval of holders of a majority of the outstanding shares of our Common Stock. Under Florida law, we are permitted to obtain approval of the Amendment by written consent of the holders of outstanding shares of voting capital stock having not less than the minimum number of votes that would be necessary to approve the Amendment at a meeting at which all shares entitled to vote thereon were present and voted. On May 2, 2006, holders of a majority of the shares of our Common Stock acted by written consent to approve the Amendment.
     We have elected not to call a special meeting of our shareholders in order to eliminate the costs of and time involved in holding a special meeting. Our management has concluded that it is in the best interests of our Company to address this matter in the manner stated herein.
     The Amendment will be filed with the Secretary of State of the State of Florida and will be effective 20 days after the date we first mail this Information Statement to our shareholders.
     Shareholders of record at the close of business on May 1, 2006 (the “Record Date”), are entitled to receive this Information Statement. As the Amendment has been duly approved by shareholders holding a majority of the outstanding shares of Common Stock, approval or consent of the remaining shareholders is not required and is not being solicited hereby or by any other means.
     We have asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of our Common Stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.
WE ARE NOT ASKING YOU FOR A PROXY AND YOU
ARE REQUESTED NOT TO SEND US A PROXY
The date of this Information Statement is June 2, 2006.

AMENDMENT TO RESTATED ARTICLES OF INCORPORATION
SECURITY OWNERSHIP OF CERTAIN
OFFICERS AND DIRECTORS
OTHER MATTERS

AMENDMENT TO RESTATED ARTICLES OF INCORPORATION,
TO CHANGE THE COMPANY’S NAME TO DIGIFONICA INTERNATIONAL CORP.
     On May 1, 2006, our Board of Directors voted to authorize and recommend that our shareholders approve the Amendment to change the Company’s name from “Moliris Corp.” to “Digifonica International Corp.” (the “Name Change”). On May 2, 2006, shareholders representing a majority of the shares of our outstanding Common Stock consented in writing to the Amendment. A copy of the Amendment is attached to this Information Statement as Exhibit A.
PURPOSE AND EFFECT OF THE AMENDMENT
     Effective September 13, 2005, we acquired all of the issued and outstanding capital stock of Digifonica (International) Limited, a Gibraltar corporation. Digifonica is a provider of telecommunication services using voice-over-internet-protocol technology (“VOIP”). Our historical business involved the production and sale of custom corrugated packaging materials and the sale of optical scopes and range finders. We discontinued the corrugated packaging materials business in the 3rd quarter of 2004 and sold the optical scopes and range finders business in April 2005. As a result of our acquisition of Digifonica, which now constitutes our sole business, our Board of Directors determined it was appropriate to change the Company’s name to better reflect our current business activities.
     The Name Change will not affect in any way the validity of currently outstanding shares of Common Stock. Share certificates will continue to represent the same number of shares and remain authentic, and it will not be necessary for our shareholders to surrender share certificates to effect the name change. Our Common Stock was previously quoted on the “Pink Sheets” quotation service operated by Pink Sheets, LLC under the symbol “MRIS.PK” but is not currently trading other than on a “grey-market” basis. At such time in the future as trading resumes in the Common Stock, a new trading symbol will be obtained by the Company and the Company will make a public announcement of the new stock trading symbol.
     While our Board of Directors has determined that implementation of the Name Change is in the best interests of the Company and our shareholders, the adoption of the name change may generate some confusion among certain investors, suppliers and customers. In addition, the Name Change will cause the Company to incur certain costs. Our Board of Directors believes, however, that any potential confusion and costs associated with the name change will be minimal and are outweighed by the benefits of the Name Change.
     For these reasons our Board of Directors has chosen to adopt and recommend the Name Change.
     Upon the Amendment becoming effective on the Effective Date when accepted by the Secretary of State of the State of Florida, the name of the Company will be changed to “Digifonica International Corp.”
MANNER OF EFFECTING THE NAME CHANGE
     The Name Change will be effective (i) 20 days after this Information Statement is filed in definitive form with the Securities and Exchange Commission (the “SEC”) and mailed to all shareholders on June ___, 2006 and (ii) the Amendment is accepted by the Secretary of State of Florida. Accordingly, the Company calculates the effective date to be June ___, 2006 (the “Effective Date”). As soon as practicable after the Effective Date, our transfer agent, Signature Stock Transfer, will send a letter of transmittal to each holder of record of our Common Stock outstanding on the Effective Date. The letter of transmittal will contain instructions for the surrender of certificates with the name “Moliris Corp.” thereon (the “Old Shares”). Upon proper completion and execution of the letter of transmittal and return thereof, together with certificates representing the Old Shares, a shareholder will be entitled to receive a certificate with the name “Digifonica International Corp.” thereon (the “New Shares”) representing the New Shares which shall be the same as the number of Old Shares held by such shareholder. Shareholders should not submit any certificates until requested to do so. No new certificate will be issued to a shareholder until such shareholder has surrendered his outstanding certificates, together with the properly completed and executed letter of transmittal. Until so surrendered, each outstanding certificate representing the Old Shares will be deemed for all corporate purposes after the Effective Date to evidence ownership of the New Shares in the new name of the Company.
NO RIGHTS OF APPRAISAL
     Under the laws of the State of Florida, shareholders are not entitled to appraisal rights with respect to the Amendment, and we will not independently provide shareholders with any such right.

VOTE REQUIRED
     The Amendment requires the approval of the holders of a majority of the outstanding shares of our Common Stock. Holders of our Common Stock are entitled to one vote per share on all matters submitted to a vote. There were 22,548,600 shares of our Common Stock outstanding as of May 1, 2006. On that date, shareholders representing 13,202,500 shares or fifty-nine percent (59%) of our Common Stock, which is a majority of the shares outstanding, consented in writing to the Amendment.
SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT
     The following table sets forth as of the Record Date the number of shares of Common Stock beneficially owned by each person who is known to the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock. Except as noted below, each holder has sole voting and investment power with respect to all shares of Common Stock listed as beneficially owned.

Name And Address Of	Amount And Nature		Percent Of
Beneficial Owner	Of Beneficial Ownership(1)		Class
Robert Blankstein	1,576,500	(2)	7.0%
8302 Government Road
Burnaby, BC, Canada V5H 2E1

Emil Malak	4,029,500	(3)	17.9%
4710 Kingsway, Suite 1424
Burnaby, BC, Canada V5H 4M2

W. Gordon Blankstein	2,673,500	(4)	11.9%
8011 240th Street
Langley, BC, Canada V3A 4P9

Clyde Parks	1,424,600	(5)	6.3%
7507 Lavendale Avenue
Dallas, TX 75230

Clay Perreault	3,300,000		14.6%
c/o Rose-Mary Liu Basham
2550 – 200 Granville St.
Vancouver, B.C. Canada V6C 1S4

(1)	Includes all shares of Common Stock with respect to which each holder directly, through any contract, arrangement, understanding, relationship or otherwise, has or shares the power to vote or direct voting of such shares or to dispose or direct the disposition of such shares.

(2)	Includes 276,500 shares held in trust for Mr. Blankstein’s son, Charlie Blankstein.

(3)	Includes 1,897,000 shares owned by Mr. Malak as joint tenant with W. Gordon Blankstein.

(4)	Includes 1,897,000 shares owned by Mr. Blankstein as joint tenant with Emil Malak. Includes 200,000 shares owned by SunWest Ventures Ltd. over which Mr. Blankstein has voting and investment control.

(5)	Includes 24,600 shares owned by BAM DS, Inc. over which Mr. Parks has voting and investment control.

OFFICERS AND DIRECTORS
     The following table sets forth as of the Record Date the number of shares of Common Stock beneficially owned by (i) each current director and executive officer of the Company and (ii) all directors and executive officers as a group. Except as noted below, each holder has sole voting and investment power with respect to all shares of Common Stock listed as beneficially owned.

Name And Address Of	Amount And Nature		Percent Of
Beneficial Owner	Of Beneficial Ownership(1)		Class
W. Gordon Blankstein (Director)	2,673,500	(2)	11.9%
8011 240th Street
Langley, BC, Canada V3A 4P9

Emil Malak (Director)	4,029,500	(3)	17.9%
c/o the Company
4710 Kingsway, Suite 1424
Burnaby, BC, Canada V5H 4M2

Dr. Thomas Sawyer (Director)	—		—
3449 East Seven Springs Drive
Sandy, Utah 84090

Michael Bowerman (Director and President)	—		—
c/o the Company
4710 Kingsway, Suite 1424 Burnaby, BC, Canada V5H 4M2

Benjamin Tam, (Chief Financial Officer)	—		—
c/o the Company
4710 Kingsway, Suite 1424
Burnaby, BC, Canada V5H 4M2

Dennis Sita (Senior Vice President)	—		—
c/o the Company
4710 Kingsway, Suite 1424
Burnaby, BC, Canada V5H 4M2

Konstantin Kropivny (Chief Technology Officer)	—		—
c/o the Company
4710 Kingsway, Suite 1424
Burnaby, BC, Canada V5H 4M2

Jaakko Soininen (Vice President)	20,000		*
#18 – 6333 Princess Lane
Richmond, BC, Canada V7E 6T3

All directors and executive officers as a group (7 persons)	6,723,000		29.8%

*	Less than one percent (1%)

(1)	Includes all shares with respect to which each holder directly, through any contract, arrangement, understanding, relationship or otherwise, has or shares the power to vote or direct voting of such shares or to dispose or direct the disposition of such shares.

(2)	Includes 1,897,000 shares owned by Mr. Blankstein as joint tenant with Emil Malak. Includes 200,000 shares owned by SunWest Ventures Ltd. over which Mr. Blankstein has voting and investment control.

(3)	Includes 1,897,000 shares owned by Mr. Malak as joint tenant with W. Gordon Blankstein.
OTHER MATTERS
     The information contained in this document is to the best knowledge of the Company, and the information contained herein with respect to the directors, executive officers and principal shareholders of the Company is based upon information which has been provided by such person to us.

BY ORDER OF THE BOARD OF DIRECTORS,

/s/ Emil Malak EMIL MALAK,
Chairman of the Board
Burnaby, British Columbia, Canada
June ___, 2006

EXHIBIT A
ARTICLES OF AMENDMENT
TO THE
ARTICLES OF INCORPORATION
OF MOLIRIS CORP.
Document Number P00000059825

To:	DEPARTMENT OF STATE
DIVISION OF CORPORATIONS
STATE OF FLORIDA
     Pursuant to the provisions of Section 607.1006 of the Florida Business Corporation Act (the “FBCA”), Moliris Corp., a corporation organized and existing under and by virtue of the FBCA (the “Corporation”), does hereby certify:
1.	The name of the Corporation is MOLIRIS CORP.

2.	The effective date of this amendment is June ___, 2006.

3.	The amendment as contained herein was approved by the shareholders and the number of votes cast for the amendment, being all of the voting stock which is the only class of stock authorized, were sufficient for approval.

4.	ARTICLE I is hereby revoked in its entirety and a new ARTICLE I is adopted as follows:

“ARTICLE I

The name of the corporation is: DIGIFONICA INTERNATIONAL CORP.”
     IN WITNESS WHEREOF, these Articles of Amendment were executed on this ___day of June, 2006.

MOLIRIS CORP.
By:	/s/ Michael Bowerman
MICHAEL BOWERMAN, President